Exhibit 10.34

Department of Health and Human Services National Institutes of Health NATIONAL INSTITUTE ON AGING	Notice of Award FAIN# R01AG058660 Federal Award Date 05/10/2021

Recipient Information
1. Recipient Name
COGNITION THERAPEUTICS, INC.
2403 SIDNEY ST STE 261

PITTSBURGH, PA 15203

2. Congressional District of Recipient
14

3. Payment System Identifier (ID)
1134365359A1

4. Employer Identification Number (EIN)
134365359

5. Data Universal Numbering System (DUNS)
808434612

6. Recipient's Unique Entity Identifier

7. Project Director or Principal Investigator
SUSAN M CATALANO, PHD (Contact)
President/founder
scatalano@cogrx.com
(412) 481-2210

8. Authorized Official
Dr. Susan Catalano Ph.D
scatalano@cogrx.com
412-481-2210

Federal Agency Information
9. Awarding Agency Contact Information
Jennifer Edwards

NATIONAL INSTITUTE ON AGING edwardsj@mail.nih.gov
301-827-6689

10. Program Official Contact Information
Laurie M. Ryan
Health Scientist Administrator
NATIONAL INSTITUTE ON AGING
ryanl@nia.nih.gov
301.496.9350

Federal Award Information

11. Award Number
3R01AG058660-03S1A1

12. Unique Federal Award Identification Number (FAIN)
R01AG058660

13. Statutory Authority
42 USC 241 42 CFR 52

14. Federal Award Project Title
Randomized Double Blind, Placebo Controlled, Parallel Group, Phase II Study to
Evaluate the Safety and Efficacy of CT1812 in Subjects with Mild to Moderate
Alzheimer’s Disease

15. Assistance Listing Number
93.866

16. Assistance Listing Program Title
Aging Research

17. Award Action Type
Supplement (REVISED)

18. Is the Award R&D?
Yes

Summary Federal Award Financial Information

19. Budget Period Start Date 05/01/2020 - End Date 05/31/2022
20. Total Amount of Federal Funds Obligated by this Action	$0
20 a. Direct Cost Amount	$0
20 b. Indirect Cost Amount	$0
21. Authorized Carryover	$0
22. Offset	$0
23. Total Amount of Federal Funds Obligated this budget period	$13,634,548
24. Total Approved Cost Sharing or Matching, where applicable	$0
25. Total Federal and Non-Federal Approved this Budget Period	$13,634,548

26. Project Period Start Date 09/15/2018 - End Date 05/31/2022
27. Total Amount of the Federal Award including Approved Cost	$30,482,877
Sharing or Matching this Project Period

28. Authorized Treatment of Program Income
Additional Costs

29. Grants Management Officer - Signature
Robin Laney

30. Remarks

Acceptance of this award, including the “Terms and Conditions,” is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Notice of Award

RESEARCH Department of Health and Human Services National Institutes of Health NATIONAL INSTITUTE ON AGING

SECTION I - AWARD DATA - 3R01AG058660-03S1A1 REVISED

Principal Investigator(s):
SUSAN M CATALANO, PHD

Award e-mailed to: scatalano@cogrx.com

Dear Authorized Official:

The National Institutes of Health hereby revises this award (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to COGNITION THERAPEUTICS, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award, including the “Terms and Conditions,” is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R01AG058660. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please direct questions to the Federal Agency contacts.

Sincerely yours,

Robin Laney
Grants Management Officer
NATIONAL INSTITUTE ON AGING

Additional information follows

Cumulative Award Calculations for this Budget Period (U.S. Dollars)
Salaries and Wages	$153,350
Personnel Costs (Subtotal)	$153,350
Consultant Services	$132,000
Materials & Supplies	$78,991
Other	$10,009,659

Federal Direct Costs	$10,374,000
Federal F&A Costs	$3,260,548
Approved Budget	$13,634,548
Total Amount of Federal Funds Authorized (Federal Share)	$13,634,548
TOTAL FEDERAL AWARD AMOUNT	$13,634,548

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$0

SUMMARY TOTAL FEDERAL AWARD AMOUNT YEAR (3) (for this Document Number)
AWARD NUMBER	TOTAL FEDERAL AWARD AMOUNT
3R01AG058660-03S1A1	$13,634,548
5R01AG058660-03	$5,774,586
3R01AG058660-03S2	$278,623
TOTAL	$19,687,757

SUMMARY TOTALS FOR ALL YEARS (for this Document Number)
YR	THIS AWARD	CUMULATIVE TOTALS
3	$13,634,548	$19,687,757

Fiscal Information:

Payment System Identifier:	1134365359A1
Document Number:	RAG058660A
PMS Account Type:	P (Subaccount)
Fiscal Year:	2021

IC	CAN	2021
AG	8033159	$13,634,548

NIH Administrative Data:
PCC: 3CCCTLR / OC: 41023 / Released: Laney, Robin 05/07/2021
Award Processed: 05/10/2021 12:04:55 AM

SECTION II - PAYMENT/HOTLINE INFORMATION - 3R01AG058660-03S1A1 REVISED

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - STANDARD TERMS AND CONDITIONS - 3R01AG058660-03S1A1 REVISED

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 75.
d.	National Policy Requirements and all other requirements described in the NIH Grants Policy

Statement, including addenda in effect as of the beginning date of the budget period.

e.	Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.
f.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of “Research and Development” at 45 CFR Part § 75.2. As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

This grant is excluded from Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R01AG058660. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award provides support for one or more clinical trials. By law (Title VIII, Section 801 of Public Law 110-85), the “responsible party” must register “applicable clinical trials” on the ClinicalTrials.gov Protocol Registration System Information Website. NIH encourages registration of all trials whether required under the law or not. For more information, see http://grants.nih.gov/ClinicalTrials fdaaa/.

This award represents the final year of the competitive segment for this grant. See the NIH Grants Policy Statement Section 8.6 Closeout for complete closeout requirements at: http://grants.nih.gov/grants/policy/policy.htm#gps.

A final expenditure Federal Financial Report (FFR) (SF 425) must be submitted through the eRA Commons (Commons) within 120 days of the period of performance end date; see the NIH Grants Policy Statement Section 8.6.1 Financial Reports, http://grants.nih.gov/grants/policy/policy.htm#gps, for additional information on this submission requirement. The final FFR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FFR expenditure data and the Payment Management System’s (PMS) quarterly cash transaction data. A final quarterly federal cash transaction report is not required for awards in PMS B subaccounts (i.e., awards to foreign entities and to Federal agencies). NIH will close the awards using the last recorded cash drawdown level in PMS for awards that do not require a final FFR on expenditures or quarterly federal cash transaction reporting. It is important to note that for financial closeout, if a grantee fails to submit a Page 4 of 7 required final expenditure FFR, NIH will close the grant using the last recorded cash drawdown level. If the grantee submits a final expenditure FFR but does not reconcile any discrepancies between expenditures reported on the final expenditure FFR and the last cash report to PMS, NIH will close the award at the lower amount. This could be considered a debt or result in disallowed costs.

A Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) must be submitted within 120 days of the expiration date. The HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm. This paragraph does not apply to Training grants, Fellowships, and certain other programs—i.e., activity codes C06, D42, D43, D71, DP7, G07, G08, G11, K12, K16, K30, P09, P40, P41, P51, R13, R25, R28, R30, R90, RL5, RL9, S10, S14, S15, U13, U14, U41, U42, U45, UC6, UC7, UR2, X01, X02.

Unless an application for competitive renewal is submitted, a Final Research Performance Progress Report (Final RPPR) must also be submitted within 120 days of the period of performance end date. If a competitive renewal application is submitted prior to that date, then an Interim RPPR must be submitted by that date as well. Instructions for preparing an Interim or Final RPPR are at: https://grants.nih.gov/grants/rppr/rppr instruction guide.pdf. Any other specific requirements set forth in the terms and conditions of the award must also be addressed in the Interim or Final RPPR. Note that data reported within Section I of the Interim and Final RPPR forms will be made public and should be written for a lay person audience.

NIH strongly encourages electronic submission of the final invention statement through the Closeout feature in the Commons, but will accept an email or hard copy submission as indicated below.

Email: The final invention statement may be e-mailed as PDF attachments to: NIHCloseoutCenter@mail.nih.gov.

Hard copy: Paper submissions of the final invention statement may be faxed to the NIH Division of Central Grants Processing, Grants Closeout Center, at 301-480-2304, or mailed to:

National Institutes of Health
Office of Extramural Research
Division of Central Grants Processing
Grants Closeout Center
6705 Rockledge Drive
Suite 5016, MSC 7986
Bethesda, MD 20892-7986 (for regular or U.S. Postal Service Express mail)
Bethesda, MD 20817 (for other courier/express deliveries only)

NOTE: If this is the final year of a competitive segment due to the transfer of the grant to another institution, then a Final RPPR is not required. However, a final expenditure FFR is required and should be submitted electronically as noted above. If not already submitted, the Final Invention Statement is required and should be sent directly to the assigned Grants Management Specialist.

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:
Additional Costs

SECTION IV - AG SPECIFIC AWARD CONDITIONS - 3R01AG058660-03S1A1 REVISED

Clinical Trial Indicator: Yes
This award supports one or more NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

This revised award changes the budget and project period end dates to coincide with the parent grant.

Supersedes Notice of Award issued 04/29/2021. Previous terms and conditions apply:

Funding for this award has been provided by Alzheimer’s Disease Initiative funds.

No research involving human subjects may be conducted at any performance site until OHRP has approved a Federalwide Assurance (FWA) for that site and the grantee has ensured that the research has received appropriate Institutional Review Board (IRB) approval.

This award reflects the acceptance of the single Institutional Review Board (sIRB) plan submitted with the application dated 07/01/2020. Any changes to this plan require the written prior approval of the National Institute on Aging.

None of the funds in this award shall be used to pay the salary of an individual at a rate in excess of the current salary cap. Therefore, this award and/or future years are adjusted accordingly, if applicable. Current salary cap levels can be found at the following URL:
http://grants.nih.gov/grants/policy/salcap summary.htm.

ClinicalTrials.gov is a federal registry and results database of publicly and privately supported clinical studies of human participants conducted around the world. In September 2016, NIH issued a final policy to promote broad and responsible dissemination of information from NIH- funded clinical trials through ClinicalTrials.gov. Under this policy, every clinical trial funded in whole or in part by NIH is expected to be registered on ClinicalTrials.gov and have summary results information submitted and posted in a timely manner, whether subject to FDAAA 801 or not.

Public Policy Requirements and Objectives:
https://grants.nih.gov/grants/policy/nihgps/HTML5/section 4/4.1 public policy requirements and objectives.htm?Highlight=clinical

SPREADSHEET SUMMARY
AWARD NUMBER: 3R01AG058660-03S1A1 REVISED

INSTITUTION: COGNITION THERAPEUTICS, INC.

Budget	Year 3
Salaries and Wages	$153,350
Personnel Costs (Subtotal)	$153,350
Consultant Services	$132,000
Materials & Supplies	$78,991
Other	$10,009,659
TOTAL FEDERAL DC	$10,374,000
TOTAL FEDERAL F&A	$3,260,548
TOTAL COST	$13,634,548

Facilities and Administrative Costs	Year 3
F&A Cost Rate 1	31.43%
F&A Cost Base 1	$10,374,000
F&A Costs 1	$3,260,548